UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Not Applicable
___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2007, Alteon Inc., a Delaware corporation (“we,” “us” or the “Company”) entered into a Series B Preferred Stock and Warrant Purchase Agreement (the “Agreement”) with institutional investors that are experienced in the biotechnology industry (the “Buyers” and together with the Company, the “Parties”). Pursuant to the terms and subject to the conditions contained in the Agreement, we will issue and sell to the Buyers, and the Buyers will purchase from us, $25,000,000 of our newly created Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) and warrants to purchase shares of our Series B Preferred Stock (the “Financing”). The Company’s Series A Preferred Stock, $0.01 par value per share, has been reserved solely for issuance pursuant to the Company’s previously announced stockholders’ rights plan.

Under the terms of the Agreement, the price per share at which the Series B Preferred Stock will be sold is subject to a floor and ceiling cap. At the floor price, and including the conversion of the notes as described below, Alteon may be required to issue up to 500,000,000 shares of Series B Preferred Stock, at a price equal to 50% of the average closing price of the common stock for the 15 trading days immediately following the later of the 2007 annual meeting of stockholders or implementation of a reverse stock split, subject to certain floor and ceiling caps on the issue price, and warrants to purchase up to 125,000,000 shares of its Series B Preferred Stock, exercisable for a five-year period from the date of issuance at the same price per share that the Series B Preferred Stock is sold in the Financing.

Upon the closing of the Financing, the Senior Convertible Secured Promissory Notes, in an aggregate principal amount of $3,000,000, issued by Alteon pursuant to the Note and Warrant Purchase Agreement, dated January 11, 2007, by and among Alteon and the lenders named therein, plus all accrued but unpaid interest thereon, will be automatically converted pursuant to their terms into that number of shares of Series B Preferred Stock equal to the principal plus all accrued but unpaid interest on the notes divided by the price per share at which the Series B Preferred Stock is sold, and thereafter the notes will be of no further force or effect, and the warrants to purchase and aggregate of 25,734,453 shares of our common stock, that were issued to certain purchasers in such financing will terminate and be of no further force or effect.

The obligations of Alteon and the Buyers to complete the Financing are subject to the satisfaction or, to the extent legally permissible, waiver of certain conditions. The more significant conditions include: (i) approval by the Alteon stockholders of the issuance of securities in the Financing pursuant to the Agreement; (ii) the approval by the Alteon stockholders and the consummation of the a reverse stock split of the Company’s issued and outstanding common stock within a range of 1:45 to 1:55, with the final ratio to be determined by the Board of Directors and reasonably acceptable to the Buyers; (iii) approval by the Alteon stockholders and the filing with the Secretary of State of the State of Delaware of Alteon’s Amended and Restated Certificate of Incorporation; and (iv) approval by the Alteon stockholders of an amendment to the Company’s equity incentive plan in order to increase to the number of shares of common reserved for issuance thereunder.

In connection with the closing of the Financing, we will enter into a Registration Rights Agreement with the Buyers. Under the terms of the Registration Rights Agreement, we have agreed to file a registration statement with the Securities and Exchange Commission for the resale of the shares of common stock issuable upon conversion of Series B Preferred Stock issued in the Financing, as well as upon conversion of Series B Preferred Stock underlying the warrants sold in the Financing. Failure to file the registration statement in a timely manner will result in payment by us to each investor of liquidated damages, subject to limitations set forth in the Registration Rights Agreement. These liquidated damages will also be payable in the event that the resale registration statement has not been declared effective within certain time periods or if sales cannot be made pursuant to the registration statement following its effectiveness, each as described in the Registration Rights Agreement.

The preceding descriptions of the Financing and the agreements related thereto do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the Financing and entry into the related agreements is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure provided above under Item 1.01 is incorporated herein by reference. The securities issued to Buyers described under Item 1.01 will be issued without registration with the Securities and Exchange Commission in reliance on the exemption from such registration provided under Section 4(2) of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (c), (d), (e) and (f): Not applicable.

(b) On April 6, 2007, Marilyn G. Breslow and Thomas A. Moore, each a member of the Board of Directors of the Company, notified the Company of their decision, for personal reasons, not to stand for re-election at the next annual meeting of the Company’s stockholders. The Company thanks Ms. Breslow and Mr. Moore for their important contributions throughout the years.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1 Series B Preferred Stock and Warrant Purchase Agreement dated April 5, 2007

10.2 Form of Amended and Restated Certificate of Incorporation to be entered into following the closing of the Financing

10.3 Form of Registration Rights Agreement

10.4 Form of Preferred Stock Warrant

99.1 Press Release dated April 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Date: April 11, 2007	By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D. President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1 Series B Preferred Stock and Warrant Purchase Agreement dated April 5, 2007

10.2 Form of Amended and Restated Certificate of Incorporation to be entered into following the closing of the Financing

10.3 Form of Registration Rights Agreement

10.4 Form of Preferred Stock Warrant

99.1 Press Release dated April 9, 2007